Exhibit 5.1

17 May 2024

VCI Global Limited

B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

Dear Sir / Madam

Re: VCI Global Limited (the “Company”)

We have acted as British Virgin Islands legal counsel to the Company in connection with the Company’s registration statement Form on F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”), relating to the offering of the following securities of the Company having an aggregate offering price of up to $200,000,000 or the equivalent in foreign or composite currencies: (i) ordinary shares of the Company, no par value (the “Ordinary Shares”); (ii) debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”); (ii) warrants to purchase Shares or Debt Securities (the “Warrants”); and (d) units consisting of two or more securities described above in any combination (the “Units”). The Ordinary Shares, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the “Securities”.

We are lawyers qualified to practise in the British Virgin Islands and have been asked to provide this legal opinion (the “Opinion”) to you in connection with the Company’s Registration Statement and the Prospectus and the transactions contemplated pursuant to the Documents (as defined below). Capitalised terms used and not otherwise defined in this Opinion have the meaning given them in the Agreement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules.

1.	SCOPE OF OPINION

This Opinion is given only on the laws of the British Virgin Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the British Virgin Islands (collectively, “Foreign Laws”). We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Schedule 1.

2.	DOCUMENTS REVIEWED AND ENQUIRIES MADE

In giving this Opinion, we have undertaken the Searches and reviewed originals, copies, drafts, conformed copies, certified copies or notarised copies of the documents set out in Schedule 1.

3.	ASSUMPTIONS AND QUALIFICATIONS

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects.

4.	OPINIONS

Having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	Due incorporation, existence and status

The Company has been duly incorporated as a BVI business company, limited by shares, under the BVI Business Companies Act 2004 (as amended) (the “Act”), is validly existing and was, in good standing with the Registrar of Corporate Affairs in the British Virgin Islands at the date of the Certificate of Good Standing (the “Registrar”).

4.2	Power and authority

4.3	The Company has full power (including both capacity and authority) under its Memorandum and Articles to enter into, deliver and perform its obligations under the Documents.

4.4	No conflict

The execution and delivery of the Documents by the Company and the performance of its obligations thereunder do not contravene:

(a)	any law to which the Company is currently subject in the British Virgin Islands; or

(b)	any provision of the Memorandum and Articles.

4.5	Shares and Warrant Shares

(a)	Based solely on the Memorandum and Articles, the Company is authorised to issue an unlimited number of Ordinary Shares, no par value per share.

(b)	With respect to the Ordinary Shares, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (b) the issue of such Ordinary Shares have been recorded in the Company’s register of members; and (d) the subscription price of such Ordinary Shares have been fully paid in cash or other consideration approved by the board of directors of the Company, the Ordinary Shares will be duly authorised, validly issued, fully-paid and non-assessable (which term means when used herein, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members.

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(c)	With respect to the Warrants, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (b) if applicable, a warrant agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (c) the warrant certificates have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement, if applicable, relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Warrants will be duly authorised, legal and binding obligations of the Company.

(d)	With respect to each issue of Debt Securities pursuant to the relevant Indenture Document, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; and (b) such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the relevant Indenture Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the relevant Indenture Document will have been duly executed, issued and delivered.

(e)	With respect to the Units, when: (a) the board of directors of the Company has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (b) a unit agreement relating to the Units shall have been duly authorised and validly executed and delivered by the Company and the financial institution designated as unit agent thereunder; and (c) the Units Certificates have been duly executed, countersigned, registered and delivered in accordance with the unit agreement relating to the Units and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided therein, the Units will be duly authorised, legal and binding obligations of the Company.

4.6	Official consents, taxation and filings

(a)	In connection with the execution and delivery by the Company of the Documents, the performance of its obligations thereunder, any payments made by it pursuant to the Documents and/or the enforcement of the Documents against the Company (including the admissibility of the Documents in evidence):

(i)	no authorisation, approval, consent, registration, licence or exemption is required from any court or governmental, regulatory, judicial or public body or authority in the British Virgin Islands;

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(ii)	with the exception of filing fees charged by the Registrar in respect of any optional filings made at the Registrar or court fees in the event of litigation before the British Virgin Islands’ courts, no taxes, fees or charges (including stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands; and

(iii)	subject to any filings which may be necessary in connection with legal proceedings, no Document is required to be notarised, legalised, apostilled, consularised, filed, recorded, registered or enrolled with any court or governmental, regulatory, judicial or public body or authority in the British Virgin Islands.

(b)	Companies incorporated or registered under the Act are currently exempt from income and corporate tax. In addition, the British Virgin Islands currently does not levy capital gains tax on companies incorporated or registered under the Act.

(c)	The Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Documents.

4.7	Legal proceedings

Based solely on the High Court Search, there are no actions or petitions pending against the Company in the High Court of the British Virgin Islands.

4.8	Winding-up

Based solely on the Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.

4.9	Immunity

The Company is subject to the jurisdiction of the courts of the British Virgin Islands and is not entitled to claim any immunity from suit or execution of any judgment on the grounds of sovereignty or otherwise.

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4.10	Non-residence

The parties to the Documents will not be deemed to be resident, domiciled or carrying on business in, or subject to, the laws of the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Documents.

4.11	Non-licence

It is not necessary to be licensed, qualified or otherwise entitled to carry on business in, or otherwise registered with, any governmental or other authority of or in the British Virgin Islands in order to claim and enforce in the British Virgin Islands any right under the Documents.

4.12	Usury Laws

There is no applicable statutory usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Documents.

Yours faithfully

Carey Olsen

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Schedule 1

Documents Reviewed and ENQUIRIES made

For the purpose of this Opinion, we have reviewed originals, copies, drafts or conformed copies of the following documents:

A.	CORPORATE DOCUMENTS

1.	The certificate of incorporation of the Company obtained by us pursuant to the Company Search.

2.	The memorandum and articles of association of the Company (the “Memorandum and Articles”) obtained by us pursuant to the Company Search.

3.	The list of directors of the Company obtained by us pursuant to the Company Search.

4.	A certificate of good standing relating to the Company issued by the Registrar, dated 17 January 2024 (the “Certificate of Good Standing”).

5.	A registered agent’s certificate dated 1 November 2022 (the “Certificate”) issued by the Registered Agent.

6.	An executed copy of the written resolutions of the directors of the Company in respect of, among other things, the Documents.

B.	SEARCHES AND ENQUIRIES

1.	The information revealed by our search of the Company’s public records on file and available for public inspection from the Registrar at the time of our search on 17 May 2024 (the “Company Search”), including all relevant forms and charges (if any) created by the Company and filed with the Registrar pursuant to section 163 of the BVI Business Companies Act (the “Act”).

2.	The public information revealed by our search of the Company on the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System by the Registry of the High Court of the Virgin Islands, conducted on 17 May 2024 (the “High Court Search” and together with the Company Search, the “Searches”).

C.	DOCUMENTS

1.	A copy of the Registration Statement; and

2.	A copy of the Prospectus.

The documents listed in paragraph C of this Schedule are together, the “Documents”.

D.	SCOPE

The documents listed in this Schedule are the only documents and/or records we have examined and the only searches and enquiries we have carried out for the purposes of this Opinion.

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SCHEDULE 2

Assumptions

We have assumed:

(a)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

(c)	the accuracy and completeness of all factual representations made in the Registration Statement and the Documents reviewed by us;

(d)	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or signed by all or a majority of the directors, as the case may be, in the manner prescribed in the Company’s articles of association, remain in full force and effect and have not been rescinded or amended;

(e)	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

(f)	that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(g)	that Memorandum and Articles will not be amended in any manner that would affect the opinions set forth herein;

(h)	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Shares pursuant to the Registration Statement;

(i)	the Registration Statement and the transactions contemplated thereunder complies with the requirements of the applicable rules of the Nasdaq Capital Market and the Securities Act;

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(j)	the capacity, power and authority of each of the parties to the Documents, as the case may be, other than the Company, to enter into and perform its respective obligations thereunder;

(k)	the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

(l)	the validity and binding effect under the laws of such jurisdiction (the “Foreign Laws”) of the Documents in accordance with its terms;

(m)	the validity and binding effect under the Documents of the submission by the Company to the exclusive jurisdiction of the relevant state and federal courts of the United States of America (the “Foreign Courts”);

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any shares of the Company;

(o)	that on the date of entering into the Documents the Company is, and after entering into the Documents the Company is and will be able to, pay its liabilities as they become due; and

(p)	none of the parties to the Documents is carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands, and

(q)	that the contents of the Registered Agent’s Certificate are true and correct as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities and is not to be relied upon in respect of any other matter.

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